Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in this Form 8-K/A of our report dated July 27, 2022, relating to the financial statements of Brightline Interactive, LLC for the year ended December 31, 2021.

/s/ Hoberman & Lesser CPA’s, LLP

October 11, 2022

New York, New York